Asset Backed Securities Portfolio Analysis
Encore
2005-4
All records
3,931 records

Selection Criteria: All records
Table of Contents

1.

DTI Distribution

2.

Loan Balance Distribution

3.

Product- IO Loans

4.

Product- IO ARM Loans

1. DTI Distribution

DTI Distribution	Loan Count	Outstanding Balance	% by Balance	Weighted Average Gross Coupon	MI Fee
DTI < 10.00	3	612,624.44	0.073	7.345	N
DTI 10.00 - 19.99	84	12,642,208.25	1.500	7.252	N
DTI 20.00 - 29.99	458	80,789,779.17	9.588	7.311	N
DTI 30.00 - 39.99	1,088	223,076,336.33	26.473	7.313	N
DTI 40.00 - 49.99	1,965	454,844,130.20	53.977	7.389	N
DTI 50.00 - 59.99	333	70,690,435.07	8.389	7.367	N
Total:	3,931	842,655,513.46	100.000	7.358	N

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2. Loan Balance Distribution

Loan Balance Distribution	Loan Count	Outstanding Balance	% by Balance	Weighted Average Gross Coupon	MI Fee
25,001 - 50,000	14	698,985.28	0.083	7.576	N
50,001 - 75,000	100	6,615,511.21	0.785	7.680	N
75,001 - 100,000	278	24,883,894.43	2.953	8.049	N
100,001 - 150,000	886	111,883,242.77	13.277	7.672	N
150,001 - 200,000	815	142,660,142.01	16.930	7.529	N
200,001 - 250,000	627	140,457,891.98	16.668	7.392	N
250,001 - 300,000	468	128,673,515.38	15.270	7.288	N
300,001 - 350,000	320	103,601,840.68	12.295	7.296	N
350,001 - 400,000	188	70,544,696.86	8.372	7.240	N
400,001 - 450,000	113	48,203,777.40	5.720	6.925	N
450,001 - 500,000	70	33,269,153.17	3.948	6.908	N
500,001 - 550,000	16	8,363,913.20	0.993	6.445	N
550,001 - 600,000	19	10,826,932.60	1.285	6.529	N
600,001 - 650,000	6	3,828,311.45	0.454	6.806	N
650,001 - 700,000	4	2,722,648.59	0.323	7.492	N
700,001 - 750,000	3	2,203,056.45	0.261	6.062	N
750,001 - 800,000	3	2,350,000.00	0.279	6.336	N
850,001 - 900,000	1	868,000.00	0.103	6.340	N
Total:	3,931	842,655,513.46	100.000	7.358	N

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3. Product- IO Loans

Product- IO Loans	WA IO Original Term	Number of Loans	Total Loan Balance	Avg Loan Balance	% of Total IO	WA FICO	WA LTV(1)	% Owner Occupied	% Purchase	WA DTI	% Full Doc	% Second Lien
2 YR I/O 2/28 ARM	24	28	6,929,921.88	247,497.21	4.42	671	80.74	100.00	10.22	40.80	53.44	0.00
3 YR I/O 3/27 ARM	36	2	702,432.00	351,216.00	0.45	714	86.30	100.00	56.80	46.62	0.00	0.00
5 YR I/O 2/28 ARM	60	341	94,475,071.70	277,053.00	60.28	665	81.39	100.00	12.91	40.61	43.93	0.00
5 YR I/O 30 YR Fixed	60	47	13,271,136.20	282,364.60	8.47	700	74.86	99.44	4.21	39.26	71.98	0.00
5 YR I/O 3/27 ARM	60	149	41,352,214.01	277,531.64	26.38	668	81.80	100.00	8.91	40.05	50.28	0.00
Total:	58	567	156,730,775.79	276,421.12	100.00	669	80.94	99.95	11.20	40.38	48.20	0.00

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4. Product- IO ARM Loans

Product- IO ARM Loans	Initial Cap 1.000 1.499	Initial Cap 1.500 1.999	Initial Cap 2.000 2.499	Initial Cap 2.500 2.999	Initial Cap 3.000 3.499	Initial Cap 3.500 3.999	Initial Cap 4.000 4.499	Initial Cap 4.500 4.999	Initial Cap 5.000 5.499	Initial Cap 5.500 5.999
2 YR I/O 2/28 ARM	0.00	0.00	0.00	0.00	6,929,921.88	0.00	0.00	0.00	0.00	0.00
3 YR I/O 3/27 ARM	0.00	0.00	0.00	0.00	702,432.00	0.00	0.00	0.00	0.00	0.00
5 YR I/O 2/28 ARM	0.00	0.00	92,548,071.70	0.00	1,927,000.00	0.00	0.00	0.00	0.00	0.00
5 YR I/O 3/27 ARM	0.00	0.00	41,115,714.01	0.00	236,500.00	0.00	0.00	0.00	0.00	0.00
Total:	0.00	0.00	133,663,785.71	0.00	9,795,853.88	0.00	0.00	0.00	0.00	0.00

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